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                                                                    EXHIBIT 99.1

GLOBAL CROSSING AND U S WEST TO MERGE

Leaders In DSL, Next-Generation Network Create First Global & Local Service Provider

- Will deliver seamless end-to-end connectivity for local, national and international customers - Two separate tracking stocks will provide choice for income and growth investors - $75 billion company with 115,000 route miles will connect 185 cities worldwide

HAMILTON, BERMUDA and DENVER, CO, May 17, 1999 - Global Crossing Ltd. (NASDAQ:
GBLX) and U S WEST, Inc. (NYSE: USW) today announced a definitive agreement for an industry-transforming merger that will create a seamless end-to-end local-to-global broadband network, provide integrated telecommunications and data services, and accelerate the deployment of high speed Internet services to local, national and global markets.

The new company, which will be called Global Crossing Corporation, will be the first Global and Local Service Provider in an era when traditional RBOCs and long distance carriers are becoming obsolete. Including Frontier Corporation (NYSE: FRO), a leading provider of integrated telecommunications and Internet services which is being acquired by Global Crossing, the combination has a current pro forma market capitalization of more than $75 billion. The new company will be 50% owned by Global Crossing/Frontier shareholders and 50% owned by U S WEST shareholders.

The three companies had combined 1998 sales in excess of $15 billion; earnings before interest, taxes, depreciation and amortization (EBITDA) of over $6.2 billion, and over 63,000 employees. They will have over 115,000 combined route miles, more than 2.8 million fiber miles and a network linking 19 countries and 185 cities.

Solomon D. Trujillo, Chairman, President and CEO of U S WEST, said, "This merger brings together the first mile, the last mile and everything in between. It opens up a new world of advanced communications services to local customers across the globe. It combines all the elements necessary for building the data-centric telecommunications network of the future for both residential and commercial customers."

Robert Annunziata, Chief Executive Officer of Global Crossing, said, "This transaction will give local users in the U.S. and around the world seamless access to a full array of advanced data, voice and Internet capabilities and services across a cutting-edge global network. The combination will create an aggressive, high-bandwidth communications carrier which will target telecom markets worldwide. U S WEST's advanced technology and more than 25 million customers in the fastest growing region of the U.S. make it an ideal partner as we continue to expand our global infrastructure."
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The new company will establish two separate tracking stocks to give investors a choice of high-growth and income-oriented investment options. Global Crossing "Class G" (Global Service Provider) shares will track the high-growth global data and voice network and Internet assets and are not expected to pay a cash dividend. Global Crossing "Class L" (Local Service Provider) shares will track the performance of the combined companies' existing local telecommunications assets and are expected to pay an attractive cash dividend.

In the transaction, each U S WEST share will be exchanged for approximately 1.2 shares of Class G or Class L Global Crossing stock, and each Global Crossing share will be exchanged for one share of either of the two Global Crossing tracking stocks. At their option, each U S WEST and Global Crossing shareholder may elect to receive differing percentages of the two tracking stocks, subject to proration. The exact number of Class G and Class L Global Crossing shares to be issued in the transaction will be in proportion to the relative valuations of the Class G and Class L shares, as determined through an appraisal process shortly before the transaction is completed.

As part of the transaction, U S WEST will make a cash tender offer for approximately 39 million Global Crossing shares (or approximately 9.5% of Global Crossing's outstanding shares) at a price of $62.75 per share. The tender offer will commence within five business days and is expected to be completed next month.

Annunziata, who was the founder of Teleport - the first competitive local exchange carrier to compete head-on with regional Bell operating companies - continued: "A decade and a half after the break-up of AT&T, competition in the telecommunications industry has spread around the world. Today we are joining forces with a former regional Bell operating company that knows how to compete and offers customers a compelling array of integrated voice and data services."

Trujillo, who has created the country's most aggressive local supplier of high-speed data services, said, "Rarely in business do we have the opportunity to bring together two leading-edge companies to create a faster, more entrepreneurial global competitor with unique products and solutions for both residential and commercial customers. We are confident we can address any regulatory issues and gain approval for the merger on a timely basis. In addition to global scope and scale, this merger is also about innovation, speed-to-market and superior customer service-true to the vision of Gary Winnick, Global Crossing's founder and largest shareholder."

Annunziata and Trujillo will become Co-Chairmen and Co-CEOs of the combined company. There will be a 22-member Board of Directors: 10 designated by Global Crossing, 10 designated by U S WEST, and two selected by mutual agreement.
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The Board of Directors of U S WEST intends to declare a special cash dividend of
$0.215 per share payable to U S WEST shareholders in each quarter prior to closing. This will increase U S WEST quarterly dividend payments to $0.75 per share prior to closing. In addition, U S WEST intends to declare a one-time special cash dividend of up to $1.00 per share (plus the proportionate share of the unpaid special dividend in the quarter in which the merger closes) payable to U S WEST shareholders immediately prior to closing.

Merger Benefits

Benefits of the merger, approved unanimously by the Boards of both companies, include:

- First Global and Local Service Provider with state-of-the-art domestic and international backbone facilities and world-class data networking services.

- High-quality, last-mile access; high-speed data and global reach; enhanced ability to compete in the projected $1 trillion global telecommunications market.

- Leadership position in Internet services, applications support, web hosting and e-commerce.

- Greater ability for the local service provider to retain and grow large business accounts in need of truly national or global voice, data and Internet services.

- Combination enables U S WEST, the nation's largest local digital subscriber line (DSL) provider, to become a powerful national and global data local exchange carrier.

- Ability to enhance services in local markets.

- Strong balance sheet to support further growth.

Composition of Tracking Stocks

The new Global Crossing Class G shares will include:

- Global Crossing's state-of-the-art global fiber optic network, connecting four continents and 39 cities in Europe, Japan and the Americas.

- U S WEST's !NTERPRISE data networking business (including data network integration services, Internet access, hosted applications and DSL services).

- U S WEST's frame relay and asynchronous transfer mode (ATM) network, one of the largest in the world.
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- U S WEST's wireless PCS business.

- U S WEST's Internet Yellow Pages directory business.

- Frontier's state-of-the-art U.S. fiber optic network, connecting 120 cities.

- Frontier's long distance business.

- Frontier's GlobalCenter Internet web hosting and data center business.

- Frontier's CLEC (competitive local exchange carrier) business.

- New U.S. and international data local exchange carrier (DLEC) businesses.


The new Global Crossing Class L shares will include:

- U S WEST's 16.6 million local telephone lines in 14 Western and Midwestern states.

- Frontier's 1.0 million local telephone lines.

- The U S WEST Dex printed directory business.

- Frontier's printed directory business.

The merger is expected to be immediately accretive to Global Crossing Class G operating cash flow and to Global Crossing Class L earnings per share. The transaction will be accounted for as a purchase, and is expected to be tax-free to U S WEST and Global Crossing shareholders.

The new Global Crossing Corporation will be incorporated in Delaware, headquartered in New York City, and have operations in Denver; Rochester, NY; Los Angeles; the New York/New Jersey metropolitan area; Minneapolis; Phoenix; Seattle; London; Tokyo; Amsterdam; Buenos Aires and many other locations throughout the world.

The transaction is subject to the approval of shareholders of both companies, expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and approval by the Federal Communications Commission and other regulatory review. It is expected to close by mid-2000.

Frontier has consented to the U S WEST transaction, and Global Crossing has modified its merger agreement with Frontier to provide that the number of Global Crossing shares to be received by Frontier shareholders will be adjusted to provide a value of $63 per Frontier share as long as Global Crossing shares trade within a range between $34.56 and $56.78 per share (the collar) during a pricing period prior to closing of the Frontier transaction. Outside the collar, Frontier shareholders will
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receive a fixed number of Global Crossing shares: 1.1095 shares per Frontier share at the top end of the collar and 1.8229 shares per Frontier share at the bottom end of the collar. If the Frontier transaction does not close by December 31, 1999, the $63 per share value will be increased by 7% per annum compounded daily until closing (unless the Global Crossing share price is over the top end of the collar). These modifications to the Global Crossing/Frontier merger agreement will become effective only after shares are purchased in the U S WEST tender offer for Global Crossing shares.

The transaction is another step in the execution of both companies' aggressive growth strategies. In June 1998, U S WEST split off its cable assets, MediaOne Group (NYSE: UMG), to concentrate on its telecommunications and Internet businesses. Global Crossing announced in March 1999 that it would acquire Frontier Corporation. Antitrust clearance has been received for the Frontier acquisition, which is expected to close in the third quarter of 1999.

Salomon Smith Barney, Inc. and Chase Securities, Inc. served as financial advisers to Global Crossing, and Merrill Lynch & Co. served as financial adviser to U S WEST. J.P. Morgan & Co. is arranging a credit facility for the U S WEST tender offer for Global Crossing shares.

About U S WEST

U S WEST provides a full range of advanced telecommunications services - including wireline, wireless PCS, data networking, directory and information services-to more than 25 million customers nationally and in some of the nation's fastest growing communities in 14 Western and Midwestern states (headquartered in Denver, its larger markets include Denver, Minneapolis, Phoenix, Portland, Salt Lake City and Seattle). It is the nation's leader in the deployment of digital subscriber line (DSL) technology. More information about U S WEST can be found at www.uswest.com.

About Global Crossing

Global Crossing is building and operating the world's most advanced global fiber optic platform for data, voice, video and Internet transmissions. The Global Crossing network will span four continents and address 80% of the world's international traffic. Global Crossing's operations are headquartered in Hamilton, Bermuda, with offices in Los Angeles; New York City; Morristown, New Jersey; San Francisco; Miami; London; Amsterdam; Tokyo; and Buenos Aires. More information about Global Crossing can be found at www.globalcrossing.com.

Statements made in this press release that state either a company's or managment's intentions, beliefs, expectations, or predictions for the future are forward-looking statements. It is important to note that both companies' actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in the forward-looking statemetns is contained from time to time in each company's filings with the U.S. Securities and Exchange Commission (SEC) and is incorporated herein by reference. Copies of these filings may be obtained by contacting either company or the SEC.
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Investors and analysts may contact:

Jensen Chow
310/385-5283
E-mail: jchow@globalcrossing.com

Reporters and editors may contact:

Tom Goff
310/385-5231
E-mail: tgoff@globalcrossing.com